As filed with the Securities and Exchange Commission on April 2, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arbor Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-0057959 (I.R.S. Employer Identification No.)

333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(Address of principal executive offices)
ARBOR REALTY TRUST, INC. 2003 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
(Full title of the plan)

Paul Elenio
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 832-7408
(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be registered	registered(1)	per share(3)	offering price	fee
Common stock, par value $0.01 per share(2)	397,099	$30.07	$11,940,767	$367

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents the remaining number of shares of common stock issuable under the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as Amended and Restated.

(3)	Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of Arbor Realty Trust, Inc common stock as reported by the New York Stock Exchange on March 30, 2007.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 397,099 shares of common stock, par value $0.01 per share (the “Common Stock”), of Arbor Realty Trust, Inc. (the “Company”) that may be issued and sold under the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as Amended and Restated (the “Plan”).
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8
     The contents of the Registration Statement on Form S-8 (File No. 333-121461) are incorporated by reference herein, except as revised in Part II of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the SEC are incorporated by reference in this registration statement:
     (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006;
     (b) the Company’s Current Reports on Form 8-K filed on January 25, 2007, February 14, 2007 and March 15, 2007; and
     (c) the description of the Common Stock contained in the Registration Statement on Form 8-A dated April 5, 2004 filed with the SEC by the Company to register such securities under the Securities and Exchange Act of 1934 as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8. Exhibits.

Exhibit
No.	Description

4.1	Form of Certificate for common stock*

4.2	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and JMP Securities, LLC*

5.1	Opinion of Venable LLP relating to the legality of the securities being registered

10.1	Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as Amended and Restated**

10.2	Amendment No. 1 to the 2003 Omnibus Stock Incentive Plan (as amended and restated)***

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Venable LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-11

(Registration No. 333-110472), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on November 13, 2003.

**	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

***	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.
Item 9. Undertakings.
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
     (i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Uniondale, State of New York, on April 2, 2007.

ARBOR REALTY TRUST, INC.
By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

POWER OF ATTORNEY
     Each of the undersigned officers and directors of Arbor Realty Trust, Inc., a Maryland corporation, hereby constitutes and appoints Paul Elenio and Walter K. Horn and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ivan Kaufman Ivan Kaufman	Chairman of the Board, Chief Executive Officer and President (Principal executive officer)	April 2, 2007

/s/ Paul Elenio Paul Elenio	Chief Financial Officer (Principal financial officer)	April 2, 2007

/s/ William Helmreich	Director	April 2, 2007
William Helmreich

/s/ Walter K. Horn	Director	April 2, 2007
Walter K. Horn

Signature	Title	Date

/s/ C. Michael Kojaian	Director	April 2, 2007
C. Michael Kojaian

/s/ Melvin F. Lazar	Director	April 2, 2007
Melvin F. Lazar

/s/ Joseph Martello	Director	April 2, 2007
Joseph Martello

/s/ Karen K. Edwards	Director	April 2, 2007
Karen K. Edwards

/s/ Kyle A. Permut	Director	April 2, 2007
Kyle A. Permut

/s/ Archie Dykes	Director	April 2, 2007
Archie Dykes

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Form of Certificate for common stock*

4.2	Registration Rights Agreement, dated July 1, 2003, between Arbor Realty Trust, Inc. and JMP Securities, LLC*

5.1	Opinion of Venable LLP relating to the legality of the securities being registered

10.1	Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as Amended and Restated**

10.2	Amendment No. 1 to the 2003 Omnibus Stock Incentive Plan (as amended and restated)***

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Venable LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110472), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on November 13, 2003.

**	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

***	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.